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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No's. 333-23237, 333-41291, 333-41327, 333-62151 and 333-62157).

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 2000